UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2014

PHARMAGEN, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54523	27-0777112
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9337 Fraser Avenue Silver Spring, MD 20910 (Address of principal executive offices) (zip code)

(204) 898-8160 (Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

In our Annual Report on Form 10-K filed with the Commission on March 31, 2014, we disclosed that on May 13, 2013, George Sharp, a private citizen, filed a civil lawsuit against the publishers of penny stock newsletters, as well as the companies they promote. The case is titled George Sharp v. Xumanni, et al., Case Number 37-2013-00048310, and is pending in the Superior Court of California, County of Los Angeles, Central Division. In addition to us, the complaint names the following entities as defendants: Degroupa Tenner Morales Media Corporation, Centro Azteca S.A., Victory Mark Corporation, Ltd., Xumanni, Harbor Island Development Corporation, Red Giant Entertainment, Inc., VuMee, Inc., Pub Crawl Holdings, Inc., PacWest Equities, Inc., Amwest Imaging, Inc., Goff Corporation, Swingplane Ventures, Inc., World Moto, Inc., and Taglikeme Corporation. The complaint alleges that the defendants disseminated spam emails in order to artificially create a marketplace for the stocks of companies at artificially high prices in violation of California’s Restrictions on Unsolicited Commercial E-Mail Advisers. Under the California Business and Professions Code, the violations alleged in the complaint could expose the defendants to damages of up to $1,000 for each spam email sent to each recipient. Mr. Sharp alleges that he received at least 1,204 emails from the defendants. On May 20, 2014, we entered into a Settlement Agreement with Sharp in exchange for a general release and dismissal of the complaint against us with prejudice.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pharmagen, Inc.

Dated: May 21, 2014	/s/ Mackie Barch
By: Mackie Barch
Its: President and Chief Executive Officer

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